Exhibit 99.1

Audited financial statements of Premier Charter, Inc. for the years ended December 31, 2023 and 2024

Report of Independent Registered Public Accounting Firm

To Board of Directors

Altair International Corp. (formerly “Premier Air Charter, Inc.”)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Altair International Corp. (formerly “Premier Air Charter, Inc.”) (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholder’s deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss during the year ended December 31, 2024 and has negative working capital at such date. Further, at December 31, 2024, the Company is dependent on support from its related parties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

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Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which it relates.

Related-party Transactions

Description of the Matter:

As discussed in Note 6, the Company engages in significant related party transactions with businesses controlled by, and with people who are related to, the officers and directors of the Company, such as pass-through costs, aircraft maintenance revenue, aircraft management fees, charter sales, debt from/to related parties and aircraft leases.

Our auditing of management’s identification of related parties and the related transactions was complex and is based on a thorough understanding the Company’s related party relationships, contracts, and business activities. These were the principal considerations that led us to determine this as a critical audit matter.

How the Critical Audit Matter Was Addressed in the Audit:

Our audit procedures for related-party transactions included the following, among others:

•	We evaluated related-party transactions by obtaining the Company’s list of related-party relationships and transactions and performing the following procedures:
o	Comparing it to press releases, other available online information, questionnaires and confirmations completed by the Company’s directors and officers, and other sources.
o	Searching for potential related-party transactions within the accounts receivable, accounts payable, revenue, expense, vendor listing master files and journal entries by searching for the name, vendor information, and customer information of the related parties.
o	Inspecting the Company’s documentation of meetings of the Board of Directors and related committees.
o	Making inquiries of management and others within the Company regarding related party transactions.
o	Assess the reasonableness of disclosures.

Related-Party Transactions

As discussed in Note 6 to the financial statements, the Company has had numerous significant transactions with businesses controlled by, and with people who are related to, the officers and directors of the Company. The Company’s financial position and results of operations, as reflected in the accompanying financial statements, might be different if these transactions were among wholly unrelated parties. Our opinion is not modified with respect to this matter.

/s/ Macias Gini & O’Connell LLP

We have served as the Company's auditor since 2023.

Irvine, CA

April 7, 2025

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ALTAIR INTERNATIONAL CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
Assets
Cash	$225,228	$129,871
Accounts receivable, net allowance of $72,405 and $72,405, respectively	352,944	310,975
Other receivables	230,822	53,421
Due from related parties, current portion	179,098	299,840
Prepaid expenses and other current assets	9,025	123,920
Total current assets	997,117	918,027
Property and equipment, net	6,444,402	89,470
Right of use assets - operating	5,426,543	–
Right of use assets - financing	12,003,034	–
Due from related parties, net of current portion	–	5,652,921
Investment - related party	85,474	280,945
Maintenance reserves	2,795,488	–
Total assets	$27,752,058	$6,941,363

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable and accrued expenses	$2,261,700	$662,819
Long-term debt, current portion	166,410	10,181
Deferred revenue	192,820	478,349
Due to related parties	31,144	20,001
Right of use liabilities - operating	1,287,785	–
Right of use liabilities - financing	1,091,916	–
Long-term debt, related parties, current portion	326,844	975,933
Total current liabilities	5,358,619	2,147,283
Right of use liabilities - operating, net of current portion	4,138,758	–
Right of use liabilities - financing, net of current portion	9,164,630	–
Long-term debt, net of current portion	3,669,352	81,875
Long-term debt, related parties, net of current portion	6,980,729	3,227,603
Total liabilities	29,312,088	5,456,761

Commitments and contingencies (Note 7)

Stockholders’ Equity (Deficit)
Preferred stock: par value $0.001; 10,000 shares authorized no shares issued and outstanding	–	–
Common stock: par value $0.001; 5,000,000,000 shares authorized; 237,871,049 issued and outstanding	237,871	237,871
Additional paid-in capital	40,000	–
Retained earnings (accumulated deficit)	(1,837,901)	1,246,731
Stockholders’ equity (deficit)	(1,560,030)	1,484,602
Total liabilities and total stockholders’ equity (deficit)	$27,752,058	$6,941,363

The accompanying notes are an integral part of these financial statements.

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ALTAIR INTERNATIONAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2024	2023
Revenue	$20,751,139	$20,184,074
Cost of sales	18,356,827	17,028,590
Gross profit	2,394,312	3,155,484
Operating expenses
Payroll and related expenses	1,559,738	1,778,742
Selling, general and administrative	1,985,924	1,636,504
Total operating expenses	3,545,662	3,415,246

Loss from operations	(1,151,350)	(259,762)

Other (income) expense, net
Interest expense	854,207	82,838
Other	185,678	(197,777)
Other expense (income), net	1,039,885	(114,939)

Net loss	$(2,191,235)	$(144,823)

Net loss per basic and diluted common shares	$(0.01)	$(0.00)
Weighted average number of common shares outstanding, basic and diluted	237,871,049	237,871,049

The accompanying notes are an integral part of these financial statements.

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ALTAIR INTERNATIONAL CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity (Deficit)
Balance, December 31, 2022	237,871,049	$237,871	$–	$1,391,554	$1,629,425
Net loss	–	–	–	(144,823)	(144,823)
Balance, December 31, 2023	237,871,049	$237,871	$–	$1,246,731	$1,484,602
Net liabilities assumed over assets forgiven with Demeter	–	–		(893,397)	(893,397)
Capital contributions	–	–	40,000	–	40,000
Net loss	–	–	–	(2,191,235)	(2,191,235)
Balance, December 31, 2024	237,871,049	$237,871	$40,000	$(1,837,901)	$(1,560,030)

The accompanying notes are an integral part of these financial statements.

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ALTAIR INTERNATIONAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(2,191,235)	$(144,823)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	670,447	16,701
Impairment (gain) on investment in related party	195,471	(168,847)
Changes in operating assets and liabilities:
Accounts receivable	(41,969)	(182,053)
Other receivables	(177,401)	38,551
Due from/to related parties	3,151,742	1,216,407
Prepaid expenses and other current assets	114,895	(115,228)
Accounts payable and accrued expenses	1,652,736	(390,118)
Deferred revenue	(285,529)	(15,513)
Net cash provided by operating activities	3,089,157	255,077
Cash flows from investing activities
Acquisition of property and equipment	(1,493,806)	(45,078)
Proceeds from sale of property and equipment and engine reserves	1,600,000	–
Purchase of engine reserves	(1,034,748)	–
Net cash used in investing activities	(928,554)	(45,078)
Cash flows from financing activities
Capital contributions	40,000	–
Payments on financing lease obligations	(281,922)	–
Proceeds from long-term debt	120,000	–
Repayments of long-term debt	(1,162,485)	(451)
Repayments of long-term debt, related parties	(780,839)	(752,022)
Net cash used in financing activities	(2,065,246)	(752,473)
Net change in cash	95,357	(542,474)
Cash at beginning of period	129,871	672,345
Cash at end of the period	$225,228	$129,871

Supplemental disclosure of cash flow information
Non-cash investing and financing activities
Related party receivables converted into note receivable - related party	$–	$4,779,746
Related party payables converted into long-term debt, related parties	$–	$2,756,327
Related party advances converted into note payable - related party	$3,770,465	$–
Purchase of property and equipment with a note payable	$3,800,000	$–
Notes receivable and advances relieved in connection with Demeter exchange	$6,403,529	$–
Increase of property and equipment in connection with Demeter exchange	$2,320,690	$–
Increase in maintenance reserves in connection with Demeter exchange	$2,325,946	$–
Assumed notes payable in connection with Demeter exchange	$1,050,259	$–
Right of use assets - operating and financing leases in connection with Demeter exchange	$16,992,731	$–
Right of use liabilities - operating and financing lease in connection with Demeter exchange	$15,078,977	$–

Cash paid during the year for:
Interest	$249,495	$49,234

The accompanying notes are an integral part of these financial statements.

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ALTAIR INTERNATIONAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.        Organization and Business

Formation and Business of the Company

Altair International Corp., formerly Premier Air Charter, Inc., formerly Premier Air Charter, LLC, (“Premier”) was acquired by Tipp Aviation, LLC (“Tipp Aviation” or “Tipp”) on July 1, 2019 (acquisition date). Premier was a 100% owned subsidiary of Tipp Aviation. Tipp Aviation is a subsidiary of Tipp Investments, LLC.

Premier is a San Diego-based jet charter company that provides private charter flights, aircraft management services, and aircraft maintenance. The Premier has its registered office address at 2006 Palomar Airport Road, Suite 210, Carlsbad, CA 92011, which is also the principal place of business.

On February 16, 2024, Premier converted to a C-Corporation whereby the 300,000 membership units outstanding at Premier Air Charter, LLC were exchanged for 10,000 shares of the Company’s no par value common stock.

Altair Merger Agreement

On February 16, 2024, Altair International Corp. (the “Altair”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Premier Air Charter, Inc. (“Premier”), Premier Air Charter Merger Sub, Inc. (“Merger Sub”) and TIPP Aviation, LLC, the sole shareholder of Premier (“TIPP”). Under the terms of the Merger Agreement, Altair will exchange 85% of its shares of common stock for all issued and outstanding shares of Premier common stock and Merger Sub will be merged into Premier (the “Merger”). The officers and directors of Premier are now the officers and directors of Altair following the Merger. On March 5, 2025, the Altair, Premier, Merger Sub and TIPP entered into an Amended Merger Agreement amending various procedural items of the Merger Agreement (the “Amended Merger Agreement”). On March 11, 2025, the Merger closed whereby Merger Sub merged with and into Premier with Merger Sub ceasing to exist, Premier becoming a wholly owned subsidiary of Altair and Altair issuing TIPP 237,871,049 shares of common stock. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

Following the Closing, Premier was deemed the accounting predecessor of the Merger and will be the successor registrant for SEC purposes, meaning that Premier’s financial statements for previous periods, include the financial statements included herein, will be disclosed in this and future periodic reports filed with the SEC.

The Merger was accounted for as a reverse recapitalization. Under this method of accounting, Altair is treated as the acquired company for financial statement reporting purposes. These financial statements reflect the financial statements of Premier as of December 31, 2024 and 2023 and for each of the years then ended. In addition, these financial statements capture the capital structure of Altair and reflect only the 237,871,049 common shares issued to the former Premier shareholder as being outstanding from the inception of Premier. The 41,977,244 common shares retained by the historical Altair shareholders will be reflected as being issued on March 5, 2025, the closing date of the acquisition. As of the date of this filing, there are 279,848,293 shares of Altair common stock issued and outstanding. Any reference to the “Company” within these financial statements is a reference to Premier.

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Unaudited proforma financial statements of Altair and Premier had the acquisition taken place on January 1, 2023 are as follows:

Year ended December 31,:	2024	2023
	(unaudited)	(unaudited)
Revenues	$20,751,139	$20,184,074
Net loss	$(2,578,798)	$(1,355,369)
Loss per share -basic and diluted	$(0.01)	$(0.00)

At December 31, 2024, there were no significant assets or liabilities of Altair, accordingly, no proforma balance sheets are presented.

Going Concern and Liquidity

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, the realization of assets, and liquidation of liabilities in the normal course of business.

There can be no assurance that the Company will be successful in obtaining additional funding, or that the Company’s projections of its future working capital needs will prove accurate, or that any additional funding will be sufficient to continue operations in future years. In addition, support of the Company’s operations is dependent on receiving support from related parties which primarily consists of financial support for revenue and operating expenses. As of December 31, 2023, the Company was owed $6.0 million from related parties. The Company entered into a note receivable agreement with the related parties for outstanding amounts, but payments were not made according to schedule payments noted in those agreements. However, in May 2024, all related party debt was satisfied with the transfer of various assets and liabilities, see Note 4. Also, even though the Company secured additional financing on favorable terms in the form of a line of credit from a related party in August 2024, if the Company is not able to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with supplies, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations, and prospects. The Company’s ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and disruptions to, and volatility in, financial markets in the United States and worldwide resulting from ongoing global issues. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

2.         Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Principles of Consolidation

As of December 31, 2024, these financial statements contain the assets and liabilities of Premier. As disclosed above, on March 11, 2025, the operations of Altair will be consolidated. As of December 31, 2024, these financial statements do not include any of Altair’s operations other than the capital structure. All significant intercompany balances and transactions will be eliminated in consolidation.

Use of Estimates

The preparation of the Company’s financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue, and expenses and the disclosure in the Company’s financial statements and accompanying notes. The Company based its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from management’s estimates.

Significant estimates include the allowance for credit losses, determination of the incremental borrowing rate used and the classification of right of use leases, recoverability of long-lived assets, including engine reserves.

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Segment Reporting

The Company currently operates and manages its business as one operating segment, which is the business of operating chartered flights and managing leased aircraft. The Company’s chief executive officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for evaluating financial performance.

Cash

Cash consists of cash in readily available checking accounts and funds deposited into savings accounts. Cash is recorded at cost, which approximates fair value. As of December 31, 2024 and 2023, the Company had cash balances deposited at a major financial institution. Cash balances are subject to minimal credit risk as the balances are with high-credit quality financial institutions.

Accounts Receivable

Accounts receivable are comprised of trade accounts receivable from the Company’s customers. Accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is established based on various factors, including credit profiles of the Company’s customers, historical payments, and current economic trends. The Company reviews the need for an allowance for accounts receivable by assessing individual customer accounts receivable over a specific aging and amount, and historical collection experience. As of December 31, 2024 and 2023, the Company had an allowance for doubtful accounts of $72,405 and $72,405, respectively.

Concentration of Credit Risk

Financial instruments that may potentially expose the Company to concentrations of credit risk primarily consist of cash and receivables. The Company places cash with multiple high-credit quality financial institutions. This is guaranteed by the Federal Deposit Insurance Corporation up to certain limits and although deposits are held with multiple financial institutions, deposits at times may exceed the federally insured limits. The Company has not experienced any losses in such accounts.

Accounts receivable are spread over many customers. Credit quality is monitored on an ongoing basis, and reserves for estimated credit losses are recorded as needed. There was one customer that accounted for 10% and 26% of revenue for the years ended December 31, 2024 and 2023, respectively. There were two customers that accounted for 89% and 34% of accounts receivable as of December 31, 2024 and 2023, respectively.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred.

The following estimated useful lives were used to depreciate the Company’s assets:

ESTIMATED USEFUL LIFE
Furniture	5 years
Computers	3 years
Vehicles	5 years
Aircraft and improvements	Shorter of 10 years or the life of the asset
Equipment	10-15 years

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Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. Long-lived assets are tested for impairment when events and circumstances indicate the assets might be impaired by first comparing the estimated future undiscounted cash flows of the asset or asset group to the carrying value. If the carrying value exceeds the estimated future undiscounted cash flows, an impairment loss of its long-lived assets is recognized based on the amount that the carrying value exceeds the fair value of the asset or asset group. The Company did not recognize impairment losses of its long-lived assets during the years ended December 31, 2024 and 2023.

Investments

The Company applies the cost method of accounting to investments when it does not have significant influence or a controlling interest in the investee and the fair value of the investment is not readily determinable. Dividends on cost method investments received are recorded as income.

For equity investments without readily determinable fair values measured at cost, the Company assesses investments for impairment whenever there are observable price changes for an identical or similar investment of the same issuer. If the Company identifies observable price changes in orderly transactions for the identical or a similar investment of the same issuer, the Company must measure its equity investment at fair value in accordance with ASC 820, Fair Value Measurement, as of the date that the observable transaction occurred. See Note 3 for additional information.

Debt

Debt is recognized initially at fair value, net of transaction costs, and is subsequently measured at amortized cost using the effective interest method. The difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of operations over the period of the borrowings using the effective interest method.

Classification of debt depends on the terms of the agreement. Debt payable within twelve months after reporting period is reported as current liabilities while debt that is expected to be due more than twelve months after the reporting period is reported as non-current liabilities. However, if at the balance sheet date, the Company intends to refinance a short-term obligation on a long-term basis, the short-term obligation is classified as non-current only if the Company can demonstrate its ability to consummate the long-term refinancing by either of the (a) issuing the long-term obligation or equity securities after the Company’s balance sheet date, but before the balance sheet is issued or available to be issued or (b) entering into a financing agreement before the borrower’s balance sheet is issued or available to be issued.

Leases

Under ASC 842, leases are separated into two classifications: operating leases and finance leases. For a lease to be classified as a finance lease, it must meet one of the five finance lease criteria at inception: (1) transfer of title/ownership to the lessee, (2) purchase option, (3) lease term for the major part of the remaining economic life of the asset, (4) present value represents substantially all of the fair value of the asset, and (5) asset specialization. Any lease that does not meet these criteria is classified as an operating lease. ASC 842 requires all leases to be recognized on the Company’s balance sheet. Operating leases are included in operating lease right-of-use (ROU) assets, current operating lease liabilities and noncurrent operating lease liabilities within the balance sheet. Finance leases are included in property, plant, and equipment, current maturities of long-term debt and finance leases, and long-term debt and finance leases, net of current maturities, within the balance sheet.

11

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing an asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

Level 1:      Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2:      Inputs, other than quoted prices in active markets, that are observable for the asset or liability, either directly or indirectly.

Level 3:      Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. The Company’s financial assets are subject to fair value measurements on a recurring basis. As of December 31, 2024 and 2023, The Company’s investment – related party is considered a level 2 item as the fair market value is based upon the common stock of Dalrada Financial Corporation, see above and Note 3 for additional information.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers (ASC 606) for recognition of its chartered flights and management fees. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for goods or services and excludes sales incentives and amounts collected on behalf of third parties. The Company analyzes the nature of these performance obligations in the context of individual agreements in order to assess the distinct performance obligations.

The Company applies the following five-step model to recognize revenue: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Revenue is derived from a variety of sources including, but not limited to (i) flights and (ii) aircraft management.

The Company accounts for a contract when both parties have approved and are committed to performing their obligations, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and the collectability of consideration is probable.

Revenue is recorded net of discounts on standard pricing and incentive offerings, including special pricing agreements and certain promotions.

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Deferred revenue is an obligation to transfer services to a customer for which consideration has already been received. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, a contract liability is initially recognized. The contract liability is settled and revenue is recognized upon satisfaction of the performance obligation to the customer at a future date.

Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round trip flights, revenue is recognized upon completion of the trip.

The Company manages aircraft for owners in exchange for a contractual fee. Management fees are reported as revenue along with amounts billed to the aircraft owner for maintenance parts and labor. Owner-incurred expenses, including maintenance coordination, cabin crew, and pilots, as well as recharging of certain incurred aircraft operating costs and expenses such as maintenance, fuel, landing fees, parking, and other related operating costs are recovered by the Company as a pass through costs. No revenue is recorded for the reimbursement of these costs.

The Company’s disaggregated revenues comprised of the following for the years ended December 31:

	2024	2023

Charter sales	$19,538,585	$18,082,927
Management fees	103,000	201,500
Maintenance revenues	1,078,144	1,828,668
Other revenues	31,410	70,979
Total:	$20,751,139	$20,184,074

Advertising Costs

The Company reports as expense the cost of advertising and promoting its services as incurred. Such amounts are included in selling, general and administrative expenses in the accompanying statements of operations and totaled $198,557 and $177,482 for the years ended December 31, 2024 and 2023, respectively.

Income Taxes

Prior to February 2024, as discussed in Note 1, the Company was taxed as a partnership. Under these provisions, the Company was not subject to federal corporate income taxes on its taxable income. Instead, the member was liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. However, the Company was subject to certain state, excise, franchise and license fees; the provision for income taxes reflected in the accompanying financial statements consists primarily of such items. Deferred tax assets and liabilities related to these taxes were insignificant.

Subsequent to January 1, 2024, the Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred income taxes are recognized for differences between financial reporting and tax bases of assets and liabilities at the enacted statutory tax rates in effect for the years in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates the realizability of deferred tax assets and valuation allowances are provided when necessary to reduce net deferred tax assets to the amounts expected to be realized.

13

The Company calculates the current and deferred income tax provision based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed in subsequent years. Adjustments based on filed income tax returns are recorded when identified. The amount of income taxes paid is subject to examination by U.S. federal and state tax authorities. The estimate of the potential outcome of any uncertain tax issue is subject to management’s assessment of relevant risks, facts and circumstances existing at that time. To the extent that the assessment of such tax positions change, the change in estimate is recorded in the period in which the determination is made.

At January 1, 2024, the Company recorded a deferred tax liability of approximately $23,000 due to book to tax difference upon the conversion to a C-corp. As of December 31, 2024, the Company reversed the deferred tax liability as the Company has a deferred tax asset due to net operating losses. As of December 31, 2024, the Company has recorded a valuation allowance against 100% of the deferred tax assets.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted average shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share”. Basic earnings per share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of shares and dilutive share equivalents outstanding. The Company does not have any dilutive securities outstanding for the periods presented within these financial statements.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs issued to date, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

Accounting Standard Update 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). In December 2023, the FASB issued ASU 2023-09, which requires more detailed income tax disclosures. The guidance requires entities to disclose disaggregated information about their effective tax rate reconciliation as well as expanded information on income taxes paid by jurisdiction. The disclosure requirements will be applied on a prospective basis, with the option to apply them retrospectively. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the disclosure requirements related to the new standard.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures which provides guidance to improve the disclosures about a public entity’s reportable segments and address requests from investors for additional, more detailed information about reportable segment’s expenses. The new guidance must be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted, and retrospective application is required for all periods presented. We are currently evaluating the impact of this standard on our consolidated financial statements and related disclosures.

3.        Financial Statement Elements

Property and Equipment

Property and equipment, net, as of December 31, 2024 and 2023 consists of the following:

	2024	2023

Aircraft and improvements	$6,548,355	$–
Equipment	121,437	99,268
Building Signage	12,885	12,885
Vehicles	3,000	3,000
Furniture	11,239	11,239
Total:	6,696,916	126,392
Less accumulated depreciation	(252,514)	(36,922)
Total property and equipment	$6,444,402	$89,470

Depreciation related to property and equipment was $221,259 and $16,701 for the year ended December 31, 2024 and 2023, respectively.

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Aircraft Engine Long Term Service Contracts

The Company is a party to long term service contracts to perform engine replacement and major maintenance. These contracts extend the useful life of an engine by providing major maintenance and/or replacement engines to mitigate risk of lost charter revenue due to aircraft downtime.  These contracts require the Company to pay in advance, prior to services being performed or replacement parts being provided.  Payments made for such contracts for aircraft operated under operating leases are expensed as incurred.  Payments made for the long-term service contracts for aircraft owned or financed are capitalized as incurred on the balance sheet and not depreciated.  When the engine reserve company replaces or performs major maintenance, the cost of that event is then capitalized and depreciated over the useful life of the replacement part/service life of the major maintenance/replacement.

Investment - Related Party

The Company holds 420,366 shares of Dalrada Financial Corporation (“DFC”) Convertible Series “G” preferred stock (“Series G”). The stated amount of the investment was $420,366. The Series G are convertible at a fixed rate conversion price of $0.30 per common share, for a total of 1,401,220 common shares of DFC. The ownership in DFC is less than 20%. The Company recorded the investment at cost as this is an equity investment without readily determinable fair value.

During the year ended December 31, 2024 and 2023, the Company recorded a gain (loss) of ($195,471) and $168,847, respectively. The Company bases the fair market value of the investment on the closing stock price of DFC’s common stock which is considered a similar investment.

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Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of December 31, 2024 and 2023 consist of the following:

	2024	2023

Accounts payable	$2,009,976	$390,158
Payroll liabilities	160,058	179,645
Credit cards payable	91,666	93,016
Total:	$2,261,700	$662,819

Deferred revenue is recorded when payments are received in advance of the Company performing its service obligations and are recognized over the service period. Deferred revenue primarily relates to prepayments of chartered flights as customers pay upfront for flights. Deferred revenue as of December 31, 2024 and 2023 was $192,820 and $478,349, respectively. All deferred revenue recorded at December 31, 2023, was recorded as revenue during the year ended December 31, 2024. All deferred revenue as of December 31, 2024, is expected to be recorded as revenue in calendar 2025.

4.        Right of Use Assets and Liabilities

Right of Use - Operating

The Company has a month-to-month lease for its office, ramp and hanger space in Carlsbad, California. The Company entered into a lease amendment on February 14, 2023, increasing the monthly rent to $7,108. The Company entered into another lease amendment on February 1, 2024 which increased the monthly rent to $9,438. Effective September 1, 2024, the Company entered into a revised lease agreement for a period of 60 months expiring on August 31, 2029. Under the terms of the agreement, the Company’s initial monthly payment is $28,371 increasing by a minimum of 3% per annum each subsequent year. There are no lease renewals. On September 1, 2024, the Company recorded a right of use asset and liability – operating of $1,317,020. The Company used an imputed interest rate of 12.9%.

As discussed in Note 6, in May 2024, the Company and Demeter signed an Aircraft Asset Rights Transfer Agreement which included leases on four aircraft. At the time of assignment, the Company recorded right of use assets and liabilities – operating of $4,558,913 and $4,558,193, and right of use assets and liabilities – financing of $12,433,818 and $10,520,064, respectively. The Company accounted for the assets and liabilities assumed at their carrying value due to both entities being under common control. The operating leases are payable in monthly payments ranging from $25,000 to approximately $32,000 through December 2029 and contained an initial imputed interest rates ranging from 7.75% to 12.9% and are secured by the equipment being leased.

For the year ended December 31, 2024 and 2023, the Company recorded total operating lease expense of $731,485 and $94,173, respectively. As of December 31, 2024, the weighted average remaining lease term and the weighted average discount rate for the operating leases was 4.9 years and 9.04%, respectively.

Maturities of the Company’s right of use liabilities – operating is as follows:

Years Ending December 31:
2025	$1,351,860
2026	1,362,176
2027	1,372,801
2028	1,383,745
2029	1,263,455
Total	6,734,037
Less amount representing interest	(1,307,494)
Total less interest	5,426,543
Less current portion	(1,287,785)
Long-term portion	$4,138,758

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Right of Use - Financing

The financing leases are payable in monthly payments ranging from $14,698 to $53,077 through dates ranging from November 2026 to October 2028 and contain original imputed interest rates ranging from 3.85% to 7.75% and are secured by the equipment being leased. Additionally, the leases have balloon payments due at the end of the leases totaling $8,894,298.

For the years ended December 31, 2024 and 2023, amortization expense of right of use assets – financing was $54,067, and $0, respectively. For the years ended December 31, 2024 and 2023, interest expense associated with the right of use liabilities – financing was approximately $492,869 and $0, respectively. As of December 31, 2024, the weighted average remaining lease term and the weighted average discount rate for the financing leases was 3.25 years and 6.5%, respectively.

As of December 31, 2024, future annual minimum lease payments under right of use liabilities – financing are as follows:

Years Ending December 31:
2025	$1,134,580
2026	2,578,167
2027	958,195
2028	8,116,608
Total	12,787,550
Less amount representing interest	(2,531,004)
Total less interest	10,256,546
Less current portion	(1,091,916)
Long-term portion	$9,164,630

5.         Long-Term Debt

On July 25, 2020, the Company received a loan in the amount of $92,300 from the U.S. Small Business Administration, authorized under Section 7(b) of the Small Business Act (SBA). Installment payments, including principal and interest of $451, are due monthly beginning twelve months from the loan effective date, with an interest rate of 3.75% per annum.

In June 2024, the Company received a loan of $120,000 from a third party to be used in operations. The monthly loan payments of $11,349 commence on July 25, 2024 and continue until June 25, 2025. The loan incurs interest at a rate of 24.00% per annum.

As part of the transfer from Demeter as noted in Note 6, the Company assumed a loan with a third party of $1,050,259. The loan incurred interest at 12.0% per annum and required monthly payments of $20,154 and a balloon payment of $1,040,169 in July 2024. The loan was secured by the aircraft. In July 2024, the aircraft securing the loan was sold and a portion of the proceeds were used to satisfy the loan.

In September 2024, in connection with the purchase of an aircraft, the Company entered into a loan with a third party for $3.8 million. The loan incurs interest at 12.9% per annum and requires 24 monthly payments of $48,377 and a balloon payment of $3,595,153 on September 2, 2026. The loan is secured by the aircraft and guaranteed by the Company’s shareholder.

As of December 31, 2024, future annual minimum debt obligations are as follows:

Years Ending December 31:
2025	$166,410
2026	3,669,352
Total	3,835,762
Less current portion	(166,410)
Long-term portion	$3,669,352

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6.        Related Party Transactions

The tables below summarize the Company’s transactions and balances with its related parties as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023:

For the Year Ended December 31, 2024

Entity Name	Nature of Transactions	Transaction Amount, Net During the Year Ended December 31, 2024	Outstanding Balance as of December 31, 2024	Affiliation, Terms and Conditions
Due from Related Parties
Demeter	Pass-through costs	$501,592	$–	Refer to (a), (l), (m)
	Maintenance revenue	691,907	–	Refer to (a), (l), (m)
	Management fees	46,750	–	Refer to (a), (l), (m)
Demeter Harvest	Charter Sales	9,702	5,144	Refer to (d), (l)
Demeter N207JB	Charter Sales	35,434	35,434	Refer to (d), (l)
Demeter N614AF	Charter Sales	39,067	39,067	Refer to (d), (l)
Demeter N265AV	Charter Sales	20,750	20,750	Refer to (d), (l)
Demeter N555DH	Charter Sales	49,058	10,213	Refer to (d), (l)
Demeter N713FL	Charter Sales	31,377	2,000	Refer to (d), (l)
Tipp Investments	Charter Sales	–	53,280	Refer to (d), (l)
Dalrada Health	Charter Sales	17,000	17,000	Refer to (d), (l)
Dalrada Energy Services	Charter Sales	8,158	(3,790)	Refer to (d), (l)
			$179,098
Due to Related Parties
Afinida - Note	Promissory note payable	$(421,673)	$501,483	Refer to (e)
Prime Capital - Note	Promissory note payable	(200,028)	386,821	Refer to (e)
Innoworks - Advances	Accounts payable - Payroll	3,770,465	–	Refer to (e), (i)
Innoworks - Note - February 2024	Promissory note payable	(122,121)	–	Refer to (e)
Innoworks - Note August 2024	Promissory note payable	14,599	–	Refer to (e)
Innoworks - Note - December 2024	Promissory note payable	–	6,419,269	Refer to (e)
Demeter	Accounts payable - Aircraft rental	289,409	–	Refer to (f)
Afinida - Marketing	Marketing	24,357	11,144	Refer to (h)
Tipp Investments	Marketing	240,000	20,000	Refer to (h)
			$7,338,717
Others
Dalrada Financial Corp.	Investment	$(195,471)	$85,474	Refer to Note 3

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For the Year Ended December 31, 2023

Entity Name	Nature of Transactions	Transaction Amount, Net During the Year Ended December 31, 2023	Outstanding Balance as of December 31, 2023	Affiliation, Terms and Conditions

Due from Related Parties
Demeter	Pass-through costs	$3,966,364	$780,615	Refer to (a)
	Charter sales	30,333	–	Refer to (d)
	Maintenance revenue	1,478,136	228,958	Refer to (b)
	Management fees	148,500	37,500	Refer to (c)
	Prepaid expenses	108,628	108,628	Refer to (k)
Prime	Charter sales	–	123,386	Refer to (d)
Dalrada Energy Services	Charter sales	75,491	6,230	Refer to (d)
Innoworks	Charter sales	6,349	34,705	Refer to (d)
Tipp Investment	Charter sales	–	53,280	Refer to (d)
Trucept LLC	Charter sales	–	35,657	Refer to (d)
Gourdie Consulting Services	Officer loan	(1,201)	6,167	Refer to (g)
Demeter	Promissory note receivable	2,055,331	2,027,453	Refer to (j), (m)
Demeter	Promissory note receivable	2,724,415	2,590,932	Refer to (j), (m)
Demeter	Accrued interest	27,878	27,878	Refer to (j), (m)
			$6,061,389
Due to Related Parties
Afinida	Promissory note payable	$(464,458)	$935,360	Refer to (e)
Innoworks	Promissory note payable	1,976,874	2,676,327	Refer to (e)
Prime	Promissory note payable	(201,954)	591,849	Refer to (e)
Demeter	Accounts payable - Aircraft rental	4,739,900	–	Refer to (f)
Trucept LLC	Accounts payable - Marketing	5,597	166,389	Refer to (h)
Tipp Investment	Accounts payable - Consulting	40,000	20,001	Refer to (h)
			$4,389,926
Others
Dalrada Financial Corp.	Investment	$168,847	$280,945	Refer to Note 3
Various	Services	52,227	–	Refer to (h)

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(a)	Pass-through costs

Per the terms of management agreements between the Company and aircraft owners, certain aircraft expenses are the responsibility of the owners. However, the Company will pay for these costs on behalf of the owners and then invoice for the recovery of these amounts, which the Company refers to as “pass-through” costs. The Company has an aircraft management agreement for aircraft usage from Demeter Harvest Corp. (“Demeter”), an affiliated company owned by Sandra DiCicco Bonar, the majority owner of Tipp. As of December 31, 2024 and 2023, the Company had pass-through amounts invoiced totaling $0 and $780,615, respectively, due from Demeter. As of December 31, 2022, the Company had a verbal agreement for repayment with Demeter. In October 2023, the Company entered into a note receivable arrangement with Demeter, see (j) below.

(b)	Maintenance revenue

The Company began performing in-house maintenance on aircrafts in 2022. In prior years, aircrafts were sent to third party mechanics for service.

(c)	Management fees

Per the terms of the management agreements between the Company and aircraft owners, a management fee is invoiced to owners on a monthly basis for the management of the aircraft, which primarily consists of handling administrative tasks in order to manage the rental of the planes. For the year ended December 31, 2024 and 2023, the Company has a management agreement with one affiliated company, Demeter. As of December 31, 2024 and 2023, Demeter has an outstanding balance of $0 and $37,500, respectively.

(d)	Charter sales

For the year ended December 31, 2024 and 2023, the Company had charter sales transactions with affiliates totaling $210,546 and $112,173, respectively, and had outstanding receivable balances totaling $179,098 and $253,258 as of December 31, 2024 and 2023, respectively. These entities are either 100% or majority owned by Sandra DiCicco Bonar or controlled by a direct family member of Sandra DiCicco Bonar. The Company does not have stated payment terms as it applies to related party sales.

(e)	Debt

Afinida Inc. (“Afinida”) is a payroll processing company that is a subsidiary of Trucept, Inc.; Sandra DiCicco Bonar’s family member is the Chairman of the Board at Trucept, Inc. From the period July 1, 2019 through January 30, 2022, Afinida paid certain payroll costs (salaries and wages) for the Company. It was verbally agreed that the Company would pay Afinida for these amounts in the future, but formal terms were not documented until June 2022, when a formal Promissory Note was put in place. The Promissory Note converted outstanding payroll services invoices due to Afinida as of December 31, 2021 in the amount of $1,674,032 into a note, payable over 36 months with a simple interest of 5%, and with the first payment due on July 1, 2022. On March 19, 2025, the Company entered into an amended and rested note with Afinida for $501,483 which represented the amounts due to Afinida at December 31, 2024. Under the terms of the amended note, monthly principal and interest payments of $15,715 will commence on October 1, 2025 for period of 36 months. The amended note incurs an annual interest rate of 8%.

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Innoworks Employment Services (“Innoworks”) is a professional employer organization (“PEO”) in which a family member of Sandra DiCicco Bonar exercises significant influence over the operations. From the period February 1, 2022 through December 31, 2023, Innoworks paid certain payroll costs (salaries and wages) for the Company. It was verbally agreed that the Company would pay Innoworks for these amounts in the future. As of December 31, 2023, no written agreement existed. However, in February 2024, a formal Promissory Note was put in place. The Promissory Note converted all outstanding payroll services invoice due to Innoworks as of December 31, 2023 in the amount of $2,756,327 into a note, payable over 96 months, with a simple interest of 5%, and with the first payment due on March 1, 2024.

The Company entered into a note payable with Innoworks for $1,629,954 on August 1, 2024 for unpaid accounts from January 1, 2024 to June 30, 2024. The note is payable in monthly installments of $23,042 over a period of eight years and incurs interest at 8% per annum. First payment was to be made on December 1, 2024. No payments were made on this loan.

On March 19, 2025, the Company entered into an amended and rested note with Innoworks for $6,419,269 which represented the amounts due to Innoworks at December 31, 2024. Under the terms of the amended note, monthly principal and interest payments of $55,680 will commence on October 1, 2025 for period of 120 months. The amended note incurs an annual interest rate of 8%.

Prime Capital (“Prime”), which has a family member of the Company employed at Prime, has an agreement with Tipp to collect funds for and disperse such funds on behalf of Tipp; as such, it is a related party. From the period January 1, 2021 through December 31, 2021, Prime provided $153,514 to Premier to help finance operations. As of December 31, 2021, Prime had advanced a total of $817,209 to Premier. It was verbally agreed that the Company would pay Prime for these amounts in the future, but formal terms were not documented until July 2022, when a formal Promissory Note was put in place. The Promissory Note in the amount of $817,209 represents the amount due to Prime as of December 31, 2021, payable over 42 months, with a simple interest of 5%, and with the first payment due on August 1, 2022. On March 19, 2025, the Company entered into an amended and rested note with Prime for $386,821 which represented the amounts due to Prime at December 31, 2024. Under the terms of the amended note, monthly principal and interest payments of $17,495 will commence on October 1, 2025 for period of 24 months. The amended note incurs an annual interest rate of 8%.

The Company acquired a $3,000,000 line of credit with Tipp Investments, LLC on August 1, 2024, with annual interest of 12% and a maturity date of December 31, 2025. As of December 31, 2024, there have been no draws on the line of credit.

As of December 31, 2024, future annual minimum debt obligations are as follows:

Years Ending December 31:
2025	$326,844
2026	974,359
2027	955,775
2028	661,327
2029	635,374
Thereafter	3,753,894
Total	7,307,573
Less current portion	(326,844)
Long-term portion	$6,980,729

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(f)	Leases

The Company leases aircraft owned by Demeter on an hourly basis; per the terms of the management agreement, the Company pays the aircraft owner a rate per hour that the plane is used in charter sales. As of December 31, 2024 and 2023, $0 and $0, respectively, was due to Demeter for these lease payments, and included in Due to related parties. See (j) below for exchange with Demeter.

(g)	Officer loan

The Company provided personal loans in 2022 to its President, Ross Gourdie. The loan was verbally approved by Tipp, and no formal terms were defined, except that there would be no interest on these amounts. As of December 31, 2023, the amount outstanding was $6,166. These amounts were repaid in full in January 2024.

(h)	Marketing and other

The Company paid Trucept, Inc. to perform marketing research, launch social media campaigns and improve website performance. Sandra DiCicco Bonar’s family member is the Chairman of the Board at Trucept, Inc.

From time to time the Company utilizes related entities to provide catering, repair work and placement agent services.

(i)	Advances from related party

During the year ended December 31, 2024, additional advances from Innoworks for payroll related items were $3,770,465, which $0 in advances are outstanding as of December 31, 2024. See (d) above for amounts converted into a promissory note.

(j)	Note from receivable from related party

On January 9, 2023, the Company signed a Promissory Note agreement with Demeter. The Promissory Note converted outstanding net amounts due from Demeter as of December 31, 2021 in the amount of $2,164,913 into a note receivable, payable over 46 months, with a simple interest of 5%, and with the first payment of $49,417 to be received on February 1, 2023. As of December 31, 2023, the remaining balance of the note receivable is $2,027,453. See (l) below for exchange of this note receivable for aircraft and right-of-use assets and lease liabilities during the year ended December 31, 2024. See (m) below for exchange with Demeter.

On October 23, 2023, the Company signed a Promissory Note agreement with Demeter. The Promissory Note converted outstanding net amounts due from Demeter as of December 31, 2022 in the amount of $2,724,415 into a note receivable, payable over 72 months, with a simple interest of 5%, and with the first payment to be received on October 31, 2024. As of December 31, 2023, the remaining balance of the note receivable is $2,590,932. See (l) below for exchange of this note receivable for aircraft and right-of-use assets and lease liabilities during the year ended December 31, 2024. See (l) below for exchange with Demeter.

(k)	Prepaid expenses - Demeter

On December 31, 2023, the Company paid for AvMax lease payments on behalf of Demeter totaling $108,628. This was recorded as a prepaid asset for the Company to offset future payments due to Demeter which was done as party of the Demeter exchange. See (l) below for exchange with Demeter.

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(l)	Revenue from related parties

For the year ended December 31, 2024 and 2023, the Company recorded revenue from related parties totaling $949,204and $1,738,809, which consists of $210,546 and $112,173 for charter sales, $46,750 and $148,500 for management fee income, and $691,907 and $1,478,136 for maintenance revenue, respectively.

(m)	Exchange of Note Receivable for Demeter Assets

In May 2024, Demeter signed an Aircraft Asset Rights Transfer Agreement to include Right of Usage of aircraft tail numbers: N614AF, N207JB, N236CA, and N555DH. This agreement transferred the Right to Use (includes all Demeter revenue share) and the Net Book Value of the assets and liabilities to the Company. The net assets include various right-of-use assets and lease liabilities, improvements made to the right-of-use assets, deposits on engine reserves, and other deposits. The Company received assets totaling $21,639,368, assumed liabilities of $16,129,236 and relieved $6,403,529 in amounts due from Demeter resulting in a difference of $893,397 which was recorded as a reduction of capital. On the date of transfer, the Company recorded assets consisting of $2,320,690 in property and equipment, $2,325,946 in maintenance reserves, $16,992,731 in right of use assets and total liabilities of $16,129,236 related to right of use liabilities and assumed notes payable, The Company accounted for the assets and liabilities assumed at their carrying value due to both entities being under common control.

7.         Commitments and Contingencies

Indemnification

Under the Company’s amended and restated Certificate of Incorporation and amended and restated bylaws, the Company has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they are serving at the Company’s request in such capacity. There have been no claims to date, and the Company has a director and officer insurance policy that may enable it to recover a portion of any amounts paid for future claims.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings arising in the ordinary course of our business. Except as set forth below, the Company is not currently a party, and Company property is not subject to, any other material pending legal proceedings, other than ordinary routine litigation incidental to the business.

On May 31, 2024, Demeter Harvest Corp. (“Demeter”) and Premier filed a Petition and Demand against Empyreal Jet, Inc. in the district court located in Harris County, Texas (Cause No. 2024-34231/Court: 281 claiming Breach of Contract, Promissory Estoppel seeking damages over $200,000 but no more than $1,000,000.

On March 11, 2025, a former employee filed a General Civil Complaint for Damages against Premier and Innoworks Employment Services, Inc. in the Superior Court of the State of California for the County of San Diego, Central Division claiming retaliation and wrongful employment termination seeking general and special damages each in the amount of $35,000 as well as punitive and exemplary damages, reasonable attorney fees, interest and such other relief.

On December 17, 2024, the Company received a notice of investigation from the Federal Aviation Administration’s San Diego Flight Standards Office (“FSDO”). The investigation was the result of a safety complaint from a former employee. The investigation was a series of inquiries related to compliance with regulations related to corrective maintenance actions, to which the Company has responded to all requests. Premier has since implemented new policies and procedures to ensure such errors do not happen again. These new policies and procedures were provided to the FDSO January 2025. The Company has been working with the FSDO and is still awaiting the results of the investigation, which may include penalties against the Company. At the time of this filing, such amounts, if any, are not estimable.

Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm, and other factors.

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8.         Income Taxes

The Company recorded the following provision for income taxes for the years ended December 31:

	2024	2023

Current:
Federal	$–	$–
State	–	–
	–	–
Deferred:
Federal	(433,537)	–
State	(144,117)	–
	(577,654)	–
Valuation allowance	577,654	–
Total provision for taxes	$–	$–

The Company’s net deferred tax assets and liabilities are as follows at December 31:

	2024	2023

Net operating losses	$458,796	$–
Reserves and accruals	125,935	–
Depreciation and amortization	(17,077)	–
Total:	577,654	–
Valuation allowance	(577,654)	–
Net deferred tax assets	$–	$–

During the years ended December 31, 2024 and 2023, the effective rate was approximately 0% and 0%, respectively. The Company’s federal income tax rate was 21% for the year ended December 31, 2024 and zero for the year ended December 31, 2023. The difference between the federal statutory rate and the effective tax rate was due to a full valuation allowance on the deferred tax assets.

Prior to January 1, 2024, the Company was a limited liability company whereby its income or loss is allocated to the members. The Company will not be subject to federal or state income taxes from future profits or losses. Upon the conversion to a C-corporation, the Company recorded a deferred tax liability of $22,990 in connection with excess depreciation taken by the LLC. For tax purposes, the Company was considered a disregarded entity

The Company has timely filed all its United States Federal and State tax returns. The Company has identified the United States Federal tax returns as its “major” tax jurisdiction, and for state tax reporting, the California. The Company‘s Federal income tax returns for the tax year 2021 forward is still subject to examination by the IRS. The Company’s state income tax return years for the tax year 2020 forward is still subject to examination by the corresponding state authorities. We do not currently have any ongoing tax examinations.

9.        Subsequent Events

The Company has evaluated events subsequent to December 31, 2024 to assess the need for potential recognition or disclosure. Such events were evaluated through March 31, 2025, the date the financial statements were available to be issued.

See Note 6 for a subsequent related to the issuance of related party notes payable. In addition, subsequent to December 31, 2024, Innoworks expended an additional $1,128,117 related to payroll costs.

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